EXHIBIT 99.1

PRESS RELEASE

Date:    October 21, 2004

CONTACTS:
	David P. Kershaw Executive Vice President & Chief Financial Officer 315-475-4478	Joseph M. Russo Vice President Marketing and Investor Relations 315-475-6710

ALLIANCE FINANCIAL REPORTS THIRD QUARTER EARNINGS

SYRACUSE, NEW YORK {October 21, 2004}

Alliance Financial Corporation (Nasdaq: ALNC), parent of Alliance Bank, N. A., reported net income of $2 million and diluted earnings per share of $0.56 for the quarter ended September 30, 2004. When compared with the same period in 2003, net income rose 10% and diluted earnings increased 9.8%. Net income and diluted earnings per share for the three months ended September 30, 2003 were $1.8 million and $0.51, respectively. Comparing the nine months ended September 30, 2004 to September 30, 2003, net income was $5.7 million and $6.3 million, respectively, and diluted earnings per share were $1.56 and $1.78, respectively. The decline in both net income and diluted earnings per share for the comparable nine month periods reflects the inclusion of the nearly $1 million net premium received by the Bank in connection with the 2003 second quarter sale of its Whitney Point branch. When excluding the premium received on the branch sale from the 2003 results, 2004 net income increased 5.6% and diluted earnings per share rose 3.3% for the comparable nine-month periods.

The Company also reported that its return on average assets for the third quarter 2004 was 0.94%, compared with 0.93% reported in the third quarter of 2003, while its return on average equity at 12.18% compared with an 11.24% return reported for the same period in 2003.

“As a report card of our performance, the third quarter is showing high marks on all fronts,” said Jack H. Webb, Chairman, President and Chief Executive Officer of Alliance Financial Corporation. “Increases in net interest income and average earning assets have mitigated the decline in net interest margin stemming from the extended period of low market interest rates. Non-interest income has shown strong performance. Loan quality is even further improved. Our asset size has continued to grow, bringing us closer to the $900-million mark. And we successfully opened our third new branch this year, further building on deposits that have already grown as a consequence of aggressive market efforts and two earlier new branch openings. We’re adhering to our strategic plan and it’s producing the intended positive results.”

Year-over-year third quarter 2004 net interest income increased 3.8% to $7 million, the result of a $67 million, or 9%, increase in average earning assets that generated revenue more than offsetting the negative impact resulting from a 17-basis-point decline in the net interest margin. The increase in average earning assets was primarily attributable to an 11.9% growth rate in average loans over the prior year third quarter. A decline of 26 basis points in overall earning asset yields, chiefly attributable to lower yields on the residential mortgage and indirect auto loan portfolios, contrasted with an 8-basis-point decline in the average rate paid on interest bearing liabilities.

The Bank’s provision for loan and lease loss expense declined $264,000 when comparing the third quarter of 2004 to the third quarter of 2003. Improvement in loan portfolio quality indicators over the past twelve months, highlighted by a significant decline in loan losses contributed to the decline in the provision expense. Net loans charged off, as a percentage of average annualized loans, were 0.13% for the quarter ended September 30, 2004, declining from 0.35% for the quarter ended September 30, 2003. Loan delinquency, as measured by the percentage of loans past due 30 days or more and nonaccruing to total loans, ended the third quarter of 2004 at 1.64%, comparable with the 1.61% rate reported a year earlier. The Bank’s level of criticized loans was 21.1% of the Company’s combined capital plus the allowance for loan losses during the 2004 third quarter, comparable with last quarter, but up slightly from the 18.6% reported in last year’s third quarter. At September 30, 2004, the ratio of non-performing loans to total loans was 0.82%, down 23.4%, from the 1.07% ratio reported a year earlier. At September 30, 2004, the Allowance for Loan and Lease Losses represented 1.18% of outstanding loans and leases.

Non-interest income for the 2004 third quarter rose 6.3% compared with the third quarter of 2003 reflecting growth in trust and brokerage revenues and increases in the gain on the sale of loans and other recurring fee income. Non interest expense for the comparable periods increased 10.5%. Increased salary and employee benefits expense included costs associated with the Bank’s 2004 opening of three new branches as well as costs relating to the planned acquisition of a portion of the HSBC personal trust business. The Bank’s branch expansion program also contributed to higher occupancy and equipment expense while the increase in other expense related to growth in the balance sheet over the past 12 months.

As of September 30, 2004, total assets were $884 million, increasing $76.6 million, or 9.5%, compared with September 30, 2003. The growth in assets over the past 12 months reflects a $41.2 million, or 8.8%, increase in loans, and an increase of $33.6 million, or 11.5%, in the investment portfolio. The loan portfolio growth during the last 12 months reflects increases in indirect auto and commercial loans, as well as increased outstanding balances on home equity lines of credit. At September 30, 2004, deposits of $641.9 million were up $79.1 million, or 14.1%, compared with a year ago, with the growth rate positively impacted by the build in overall retail deposits supported by the 2004 new branch openings, as well as strong growth in commercial deposits. Borrowings of $162.7 million at September 30, 2004 declined by $7.8 million, or 4.6% compared with that reported on September 30, 2003.

Shareholders’ equity at September 30, 2004 was $69 million, or 7.8% of assets, compared with $65.3 million, 8.1% of assets on the same date the prior year. The increase of $3.7 million, or 5.7%, in shareholders’ equity over the past 12 months reflects the addition of net income after payment of dividends and proceeds from the issuance of common stock in connection with the exercise of stock options, offset by a reduction in accumulated other comprehensive income due to a decline in the market value of the Company’s investment portfolio. On September 16, 2004, the Company declared its regular quarterly dividend of $0.21 per share. The dividend was paid on October 8, 2004.

For a copy of this release including third quarter 2004 performance highlights and supporting financial information, please refer to the “Press Releases” section of the “Investor Information” module on the Company’s website at www.alliancebankna.com.

Alliance Financial Corporation is the parent bank holding company of Alliance Bank, N.A., that provides banking, commercial leasing, trust and investment services through 20 office locations in Cortland, Madison, Oneida and Onondaga counties.

This press release contains certain forward-looking statements with respect to the financial condition, results of operations and business of Alliance Financial Corporation. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) an increase in competitive pressure in the banking industry; (2) changes in the interest rate environment reduce margins; (3) changes in the regulatory environment; (4) general economic conditions, either nationally or regionally, are less favorable than expected, resulting in, among other things, a deterioration in credit quality; (5) changes in business conditions and inflation; (6) changes in the securities markets; (7) changes occur in technology used in the banking business; (8) the ability to maintain and increase market share and control expenses; and (9) other factors detailed from time to time in the Company’s SEC filings.

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